CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com	CLIENT: CONTACT:	EXHIBIT 99 Wilshire Bancorp, Inc. Brian E. Cho, EVP & CFO 213.387.3200 www.wilshirebank.com
News Release

WILSHIRE BANCORP INCREASES NET INCOME 50% IN FOURTH QUARTER OF 2005 AND 43% IN FULL YEAR;

RECORD YEAR FUELED BY STRONG GROWTH AND MARKED BY EXCELLENT CREDIT QUALITY

LOS ANGELES, CA - January 26, 2006 - Wilshire Bancorp, Inc. (Nasdaq: WIBC), the holding company for Wilshire State Bank, today reported that continued strong loan growth and a focus on operating efficiencies resulted in record profits in both the fourth quarter and full year ended December 31, 2005. In 2005, net income increased 43% to $27.8 million, or $0.96 per diluted share, up from $19.5 million, or $0.68 per share in 2004. For the quarter ended December 31, 2005, net income increased 50% to $7.8 million, or $0.27 per diluted share, compared to $5.2 million, or $0.18 per share in the fourth quarter of 2004.

In August 2004, Wilshire Bancorp was formed as a holding company for Wilshire State Bank. All previous results reflect the operations of Wilshire State Bank, which are comparable to those of the holding company. All per share results reflect the one-for-one conversion of Wilshire State Bank stock into Wilshire Bancorp stock, and the two-for-one stock split that followed in December 2004.

Wilshire’s profitability ratios all improved from the same periods last year for both the quarter and year ended December 31, 2005. In 2005, the return on average equity (ROE) grew to 27.2%, from 25.4% in the preceding year, while return on average assets (ROA) was 1.92%, compared to 1.70% in 2004. The efficiency ratio improved to 40.2% in 2005, compared to 43.1% in 2004, reflecting strong cost controls throughout the expansion. In the fourth quarter of 2005, ROE was 27.9%, ROA was 1.92% and the efficiency ratio was 41.3%, versus 24.0%, 1.68% and 46.1%, respectively, in the final quarter of 2004.

“We achieved tremendous success in 2005 by sticking to our strategy: growing a high-quality loan portfolio while building our presence in premier multi-ethnic business environments,” stated Soo Bong Min, President and CEO. “We opened two more branches in Southern California, Business Lending Offices in four new markets, and announced plans to purchase Liberty Bank of New York. The Liberty Bank transaction should close in the next few months, subject to the necessary regulatory approval, adding two branches to our existing office in one of the nation’s best markets.”

Reflecting the success of Wilshire’s growth strategy, total loan originations increased 27% in 2005 to $877 million, compared to $692 million in the previous year. In the fourth quarter of 2005, loan originations grew 40% to $238 million, from $170 million in the same quarter last year. Total loans increased by 24% to $1.26 billion at year-end 2005, compared to $1.02 billion a year earlier. Total assets grew 32% to $1.67 billion at the end of 2005, from $1.27 billion a year prior, due to the loan growth and an increase in short-term investments.

“Our credit quality remained very strong throughout 2005, with minimal net charge offs and a decline in non-performing loans from a year ago,” Min said. “Non-performing loans were $2.5 million at the end of 2005, compared to $3.9 million at the end of the third quarter and $2.7 million a year earlier. Despite our solid credit history, we continue to build our reserve for loan losses to reflect the growth in our portfolio.”

Non-performing loans dropped to 0.20% of total loans at the end of 2005, compared to 0.26% at the end of 2004. Net charge offs were just $324,000 in 2005, less than 0.03% of total loans, compared to $908,000, or 0.09% of total loans a year earlier. The provision for loan losses totaled $3.4 million in 2005, boosting the allowance for loan losses to $14.0 million at year-end, and representing 1.11% of total loans and more than five times non-performing assets.

Total deposits grew by 28% in 2005, to $1.41 billion, compared to $1.10 billion at the end of the previous year. Core deposits grew by 19% in 2005 to $636 million, while time deposits increased 37% to $774 million.

“Our net interest margin has improved substantially, up 66 basis points over the 2004 level and up 40 basis points compared to the fourth quarter last year,” stated Brian Cho, EVP and Chief Financial Officer. Wilshire’s net interest margin was 4.71% in 2005, compared to 4.05% in 2004. In the fourth quarter of 2005 the margin was 4.82%, basically flat from 4.84% in the preceding quarter. “After six consecutive quarters of margin expansion, our net interest margin did not increase any further on a sequential-quarter basis, as customers have shifted their funds into higher-yielding time deposits. Although our interest income was up 63% on the year, interest expense nearly doubled as interest rate increases and competition have driven up funding costs,” Cho said.

Net interest income was up 49% to $62.9 million in 2005, compared to $42.3 million in the preceding year. Noninterest income declined 2% to $20.5 million, versus $21.0 million in 2004, as a moderate increase in service fees was offset by a decrease in gain on sale of non-guaranteed SBA loans. Noninterest expense increased 23% to $33.6 million in 2005, compared to $27.3 million in 2004, reflecting the additional staff and occupancy expenses associated with the expansion.

In the fourth quarter of 2005, net interest income increased 43% to $18.0 million from $12.6 million in the same quarter of 2004. Noninterest income grew 21% to $5.8 million in the quarter, versus $4.8 million in the final quarter of 2004, as gain on sale of non-guaranteed SBA loans and fee income both improved. Noninterest expense grew 23% to $9.8 million in the fourth quarter of 2005, from $8.0 million in the same quarter the preceding year.

At December 31, 2005, shareholders’ equity was $113 million, up 28% from $88.3 million a year earlier, and book value grew to $3.95 per share, from $3.14 a year ago. Capital ratios continue to exceed the “Well Capitalized” guidelines established by regulatory agencies. At 2005 year-end, Tier 1 Leverage Ratio was 9.39%, Tier 1 Risk-Based Capital Ratio was 11.59%, and Total Risk-Based Capital Ratio was 14.39%, compared to 8.35%, 9.87%, and 11.94%, respectively, at the end of 2004.

WIBC - Record Profits in 2005
January 26, 2006

Management will host its quarterly conference call today, January 26, at 10:30 am PST (1:30 pm EST). Investment professionals are invited to participate in the call by dialing 1-800-659-2032 and using passcode 96013307. Current and prospective shareholders are also invited to listen to the live or archived call at www.wilshirebank.com, or www.earnings.com.

Wilshire Bancorp and its Wilshire State Bank subsidiary have received significant accolades for growth, performance and profitability. In January 2006, US Banker magazine named Wilshire Bancorp third in its All-Star Lineup - The Top 20 Banks of 2006, based on year-over-year return on equity. In September 2005, Fortune named Wilshire the 79th fastest growing public company in the nation. A month earlier, U.S. Banker ranked Wilshire seventh on its list of the Top 100 Publicly Traded Mid-Tier Banks, those with less than $10 billion in assets, based on their three-year ROE. In addition, Sandler O’Neill identified Wilshire as one of its Bank and Thrift Sm-All Stars in 2004 and 2005, among just 38 companies out of 573 with market capitalizations below $2 billion.

Headquartered in Los Angeles, Wilshire State Bank operates 16 branch offices in California and Texas and nine Loan Production Offices in San Jose, Seattle, Oklahoma City, San Antonio, Las Vegas, Houston, Atlanta, Denver and New York, and is an SBA preferred lender at all of its office locations. The Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited) (dollars in thousands, except per share data)	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Month
	December 31, 2005	September 30, 2005	December 31, 2004	Change

INTEREST INCOME
Interest on Loans and Leases	$27,192	$23,426	$16,494	65%
Interest on Securities	1,432	1,332	841	70%
Interest on Federal Funds Sold and Other Cash Equivalents	1,319	506	280	371%
Interest on Commercial Papers	-	15	-	NA
Total Interest Income	29,943	25,279	17,615	70%

INTEREST EXPENSE
Deposits	10,439	7,829	4,513	131%
FHLB Advances and Other	1,490	1,124	523	185%
Total Interest Expense	11,929	8,953	5,036	137%

Net Interest Income	18,014	16,326	12,579	43%
Provision for Loan Losses	880	1,250	550	60%
Net Interest Income After Provision for Loan Losses	17,134	15,076	12,029	42%

OTHER OPERATING INCOME
Fees on Deposits	2,039	1,973	1,830	11%
Gain on Sales of Loans	2,636	2,162	1,930	37%
Other	1,124	991	1,030	9%
Total Other Operating Income	5,799	5,126	4,790	21%

OPERATING EXPENSES
Salaries and Employee Benefits	5,609	4,924	4,196	34%
Occupancy and Equipment	969	893	734	32%
Other	3,255	2,543	3,080	6%
Total Other Operating Expenses	9,833	8,360	8,010	23%

Income Before Taxes	13,100	11,842	8,809	49%
Income Tax	5,341	4,663	3,619	48%
NET INCOME	$7,759	$7,179	$5,190	50%

Per Share Data
Basic Earnings Per Common Share	$0.27	$0.25	$0.18	50%
Earnings Per Share – Assuming Dilution	$0.27	$0.25	$0.18	50%
Weighted Average Shares Outstanding	28,591,879	28,585,640	28,123,389
Weighted Average Shares Outstanding Including
Dilutive Effect of Stock Options	28,960,724	28,931,230	28,740,583

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WIBC - Record Profits in 2005
January 26, 2006

CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited) (dollars in thousands, except per share data)	Year Ended	Year Ended
	December 31, 2005	December 31, 2004	Change

INTEREST INCOME
Interest on Loans and Leases	$89,628	$55,943	60%
Interest on Securities	4,783	3,050	57%
Interest on Federal Funds Sold and Other Cash Equivalents	2,796	805	247%
Interest on Commercial Papers	82	-	NA
Total Interest Income	97,289	59,798	63%

INTEREST EXPENSE
Deposits	29,914	15,663	91%
FHLB Advances and Other	4,427	1,800	146%
Total Interest Expense	34,341	17,463	97%

Net Interest Income	62,948	42,335	49%
Provision for Loan Losses	3,350	3,567	-6%
Net Interest Income After Provision for Loan Losses	59,598	38,768	54%

OTHER OPERATING INCOME
Fees on Deposits	7,547	7,379	2%
Gain on Sales of Loans	8,310	8,832	-6%
Other	4,621	4,786	-3%
Total Other Operating Income	20,478	20,997	-2%

OPERATING EXPENSES
Salaries and Employee Benefits	19,226	14,581	32%
Occupancy and Equipment	3,465	2,730	27%
Other	10,872	9,972	9%
Total Other Operating Expenses	33,563	27,283	23%

Income Before Taxes	46,513	32,482	43%
Income Tax	18,753	13,024	44%
NET INCOME	$27,760	$19,458	43%

Per Share Data
Basic Earnings Per Common Share	$0.97	$0.70	38%
Earnings Per Share – Assuming Dilution	$0.96	$0.68	41%
Weighted Average Shares Outstanding	28,544,474	27,623,766
Weighted Average Shares Outstanding Including
Dilutive Effect of Stock Options	28,920,921	28,515,881

CONSOLIDATED FINANCIAL RATIOS	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
(unaudited)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Annualized Return on Average Assets	1.92%	1.96%	1.68%	1.92%	1.70%
Annualized Return on Average Equity	27.91%	27.35%	23.96%	27.21%	25.42%
Efficiency Ratio	41.29%	38.97%	46.12%	40.23%	43.08%
Annualized Operating Expense/Average Assets	2.44%	2.28%	2.59%	2.32%	2.39%
Annualized Net Interest Margin	4.82%	4.84%	4.42%	4.71%	4.05%
Tier 1 Leverage Ratio	9.39%	9.71%	8.35%
Tier 1 Risk-Based Capital Ratio	11.59%	11.76%	9.87%
Total Risk-Based Capital Ratio	14.39%	14.94%	11.94%
Book Value Per Share	$3.95	$3.74	$3.14

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WIBC - Record Profits in 2005
January 26, 2006

CONSOLIDATED BALANCE SHEET	December 31,	September 30,	December 31,	Twelve Month
(unaudited)(dollars in thousands, except share data)	2005	2005	2004	Change
ASSETS:
Noninterest-Earning Demand Deposits and Cash on Hand	$68,205	$59,398	$53,903	27%
Federal Funds Sold and Other Cash Equivalents	126,003	100,003	45,003	180%
Total Cash and Cash Equivalents	194,208	159,401	98,906	96%

Interest-Bearing Deposits in Other Financial Institutions	500	-	-	NA
Securities Available For Sale	138,650	126,798	85,712	62%
Securities Held To Maturity	22,860	24,881	29,262	-22%
Total Securities	162,010	151,679	114,974	41%

Loans and Leases Receivable	1,262,560	1,189,166	1,020,723	24%
Allowance For Loan Losses	13,999	13,551	11,111	26%
Loans & Leases Receivable, Net	1,248,561	1,175,615	1,009,612	24%

Accrued Interest Receivable	6,892	6,164	3,867	78%
Acceptance	3,221	2,972	2,041	58%
Other Real Estate Owned	294	156	-	NA
Premises and Equipment	8,956	8,724	5,480	63%
Federal Home Loan Bank (FHLB) Stock, at Cost	6,182	6,112	4,372	41%
Cash Surrender Value of Life Insurance	15,099	14,956	11,536	31%
Other Assets	20,850	20,057	14,853	40%
TOTAL ASSETS	$1,666,273	$1,545,836	$1,265,641	32%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$292,171	$312,890	$273,940	7%
Savings and NOW Deposits	46,374	47,195	47,594	-3%
Money Market Deposits	297,313	231,882	212,916	40%
Time Deposits	773,607	707,497	564,255	37%
Total Deposits	1,409,465	1,299,464	1,098,705	28%

FHLB Advances	61,000	61,000	41,000	49%
Acceptance	3,221	2,972	2,041	58%
Subordinated Debentures	61,547	61,547	25,464	142%
Accrued Interest and Other Liabilities	17,936	14,054	10,124	77%
Total Liabilities	1,553,169	1,439,037	1,177,334	32%

STOCKHOLDERS’ EQUITY:
Common Stock - No Par Value-Authorized, 80,000,000 Shares Issued
and Outstanding, 28,630,600, 28,585,640 and 28,142,470 Shares, Respectively	41,340	41,079	38,926	6%
Retained Earnings	72,790	66,176	49,605	47%
Accumulated Other Comprehensive Income, Net of Taxes	(1,026)	(456)	(224)	358%
Total Stockholders’ Equity	113,104	106,799	88,307	28%

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,666,273	$1,545,836	$1,265,641	32%

AVERAGE BALANCES	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
(unaudited)(dollars in thousands)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Average Assets	$1,614,097	$1,468,264	$1,236,655	$1,447,557	$1,141,430
Average Equity	111,205	104,974	86,652	102,018	76,562
Average Net Loans (Includes LHFS)	1,221,325	1,145,588	978,612	1,120,371	895,380
Average Deposits	1,361,429	1,247,913	1,071,753	1,227,473	984,330
Average Interest Earning Assets	$1,496,144	$1,350,199	$1,138,767	$1,337,222	$1,046,022

CONSOLIDATED FINANCIAL RATIOS	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
(unaudited)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Annualized Return on Average Assets	1.92%	1.96%	1.68%	1.92%	1.70%
Annualized Return on Average Equity	27.91%	27.35%	23.96%	27.21%	25.42%
Efficiency Ratio	41.29%	38.97%	46.12%	40.23%	43.08%
Annualized Operating Expense/Average Assets	2.44%	2.28%	2.59%	2.32%	2.39%
Annualized Net Interest Margin	4.82%	4.84%	4.42%	4.71%	4.05%
Tier 1 Leverage Ratio	0.00%	9.71%	8.35%
Tier 1 Risk-Based Capital Ratio	0.00%	11.76%	9.87%
Total Risk-Based Capital Ratio	0.00%	14.94%	11.94%
Book Value Per Share	$3.95	$3.74	$3.14

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WIBC - Record Profits in 2005
January 26, 2006

ALLOWANCE FOR LOAN LOSSES	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
(unaudited) (dollars in thousands)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Balance at Beginning of Period	$13,551	$12,450	$11,131	$11,111	$9,011
Provision for Loan Losses	880	1,250	550	3,350	3,567
Less Charge Offs (Net Recoveries)	383	90	467	324	908
Less Adjustment for Unfunded Loan Commitments	49	59	103	138	559
Balance at End of Period	$13,999	$13,551	$11,111	$13,999	$11,111
Loan Loss Allowance/Gross Loans	1.11%	1.14%	1.09%
Loan Loss Allowance/Non-performing Loans	567.15%	329.99%	411.63%
Loan Loss Allowance/Total Assets	0.84%	0.88%	0.88%
Loan Loss Allowance/Non-performing Assets	506.71%	317.89%	411.63%

NON-PERFORMING ASSETS
(net of guaranteed portion)	December 31, 2005	September 30, 2005	December 31, 2004

Accruing Loans - 90 Days Past Due	$664	$343	$42
Non-accrual Loans	1,804	3,597	2,643
Restructured Loans	0	0	14
Total Non-performing Loans	$2,468	$3,940	$2,699
Total Non-performing Loans/Gross Loans	0.20%	0.33%	0.26%
OREO	$295	$157	$-
Total Non-performing Assets	$2,763	$4,097	$2,699
Total Non-performing Assets/Total Assets	0.17%	0.27%	0.21%

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
LOAN ORIGINATION AMOUNT	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
(IN MILLION DOLLARS)
Total new loan origination amount, excluding renewal.	237.6	169.8	877.2	692.1
SBA new loan origination amount, excluding renewal.	37.3	30.2	142.1	116.0

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and is subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.